Exhibit 99.3



FOR IMMEDIATE RELEASE

CONTACT:  KATE CONNELLY
          The Dilenschneider Group
          312.553.0700


                     MERCURY FINANCE TO COOPERATE FULLY WITH
                                  INVESTIGATORS


CHICAGO, IL. FEBRUARY 3, 1997 -- Mercury Finance announced that federal investigators executed a search warrant today at the company's home office in Lake Forest, Il. The Company is cooperating fully with the Federal investigation efforts including the production of relevant materials pursuant to the warrant.

Additionally, the Special Committee of the Board of Directors through Kirkland & Ellis and Arthur Andersen already are fully and aggressively pursuing an internal investigation. The Company will continue to cooperate with all investigative efforts.


                                       ###